UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): September 15, 2005

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 St. James Place, Suite 550 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Omega Protein Corporation (the “Company”) has entered into a First Amendment to Lease Agreement dated September 15, 2005 (the “First Amendment”) with BMC Software Texas, L.P. (“Landlord”). The First Amendment provides for the lease by the Company of additional office space adjacent to the space previously leased for the Company’s corporate headquarters. The new lease is effective as of December 1, 2005 and has a 10-year term. The average annual rental payments for the additional space under the First Amendment will be approximately $188,000 per year.

The Company leased this space for the purpose of re-locating its Hammond, Louisiana administrative office to Houston, Texas.

A copy of the First Amendment is attached as Exhibit 10.1.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of business acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

10.1	First Amendment to Lease Agreement between BMC Software Texas, L.P. and Omega Protein Corporation dated as of September 15, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA PROTEIN CORPORATION

Dated: September 19, 2005	/s/_John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary

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